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                                                               Exhibit 10.25.2

                              AMENDMENT NO. 2 TO

              DISTRIBUTION AND MARKETING COLLABORATION AGREEMENT


This Amendment No. 2 to Ethyol(R) (amifostine) Distribution and Marketing Collaboration Agreement (the "Amendment") is entered into as of the 3rd day of February, 1997 between U.S. Bioscience, Inc. ("USB") and ALZA Corporation ("ALZA").


                                   RECITALS


     A. USB and ALZA entered into a Distribution and Marketing Collaboration Agreement (as amended prior to the date hereof, the "Agreement") on the 12th day of December, 1995.

     B.   The parties wish to further amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

     1.   Terms.  Capitalized terms used in this Amendment shall have the same
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meanings as in the Agreement, unless otherwise defined herein.

     2.   1997 and 1998 Marketing and Certain Clinical Expenses.  The following
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is added as a new Section 4.4A of the Agreement:

     "From time to time during the calendar years 1997 and 1998, at the request of ALZA, USB will provide financial support for marketing, and clinical studies, for the PRODUCT, in an aggregate cost of $3.6 million. Such spending shall be in the form of (i) direct payments by USB to third parties in connection with such activities; or (ii) reimbursement to ALZA for out-of-pocket expenditures for such activities, as requested by ALZA. All expenditures pursuant to this Section 4.4A shall be approved by the COLLABORATION COMMITTEE in accordance with Article II of this AGREEMENT, and ALZA shall have the tie-breaking vote. Expenditures pursuant to this
     Section 4.4A shall be designated as such, in writing, by ALZA. The parties expressly acknowledge that financial support that USB is obligated to provide pursuant to the first sentence of this Section 4.4A is in addition to, and is not intended to relieve or reduce, the obligations of ALZA to make certain minimum expenditures with respect to (a) advertising and promotion expenses pursuant to Section 4.4 of this AGREEMENT and (b) DEVELOPMENT COSTS for ALZA's RESEARCH DEVELOPMENT program under Section 5.2(b) of this AGREEMENT."

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     3.   Public Announcements.  A new paragraph (d) is added to Section 10.6 of
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the Agreement as follows:

     "Subject to Section 10.6(b) of this AGREEMENT, each party shall provide the other party with drafts of its proposed public statements in the form of press releases, presentation slides and portions of shareholder mailings, in each case referring to the PRODUCT, the other party or this AGREEMENT, at least two business days in advance (unless extenuating circumstances, in the reasonable discretion of the disclosing party, require less) of their distribution. Each party shall advise the other, in advance, of any securities, financial analyst and similar public conferences or meetings at which such party intends to include information concerning the PRODUCT as a primary focus of the conference or meeting, and shall provide the other party, at least two business days in advance (unless extenuating circumstances, in the reasonable discretion of the disclosing party, requires less) with the proposed presentation material for review and comment. Each party shall duly consider comments made by the other party with respect to any of the public statements, slides, documents and materials described above. The parties shall use reasonable efforts to ensure that their respective public statements concerning this AGREEMENT and/or the PRODUCT are consistent with those of the other party."

     4. Except as specifically set forth above, the Agreement remains in full force and effect as originally executed.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of this 3rd day of February, 1997.



ALZA CORPORATION                         U.S. BIOSCIENCE, INC.


By:        /s/ Ernest Mario              By:      /s/ C. Boyd Clarke
       --------------------------------         --------------------------------

Title:     Chief Executive Officer       Title:    President and COO
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